    EXHIBIT 99.1

Oil States Announces Fourth Quarter 2023 Results
•Net income of $6.0 million, or $0.09 per diluted share, reported for the quarter
•Consolidated revenues of $208.3 million increased 7% sequentially, driven by higher offshore and international activity
•Adjusted EBITDA (a non-GAAP measure(1)) of $24.0 million increased 2% sequentially
•Offshore/Manufactured Products segment revenues increased 24% sequentially to $137.9 million – the highest level reported since the fourth quarter of 2015
•Offshore/Manufactured Products segment backlog totaled $333 million as of December 31, with quarterly bookings of $120 million
•Invested $3.9 million in share repurchases during the quarter
•Extended the maturity date of our ABL Facility to February 16, 2028
HOUSTON, February 20, 2024 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	December 31, 2023	September 30, 2023	December 31, 2022	Sequential	Year-over-Year
Consolidated results:
Revenues	$208,266	$194,289	$202,434	7%	3%
Operating income(2)(3)	$7,830	$6,190	$3,273	26%	139%
Net income	$5,963	$4,212	$2,885	42%	107%
Diluted earning per share	$0.09	$0.07	$0.05	29%	80%
Adjusted EBITDA(1)	$23,978	$23,441	$20,542	2%	17%

Revenues by segment:
Offshore/Manufactured Products	$137,935	$111,043	$105,107	24%	31%
Well Site Services	51,208	59,831	67,689	(14)%	(24)%
Downhole Technologies	19,123	23,415	29,638	(18)%	(35)%

Operating income (loss) by segment:
Offshore/Manufactured Products(2)	$25,152	$17,804	$12,258	41%	105%
Well Site Services(3)	(1,102)	3,285	5,300	n.m.	n.m.
Downhole Technologies	(6,711)	(4,118)	(3,337)	(63)%	(101)%

Adjusted Segment EBITDA (a non-GAAP measure(1)):
Offshore/Manufactured Products	$30,295	$24,442	$17,751	24%	71%
Well Site Services	5,903	9,716	12,516	(39)%	(53)%
Downhole Technologies	(2,877)	(88)	1,042	n.m.	n.m.
___________________
(1)Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures, see “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)Operating income in the fourth and third quarters of 2023 included charges of $0.8 million and $1.6 million, respectively, associated with the Offshore/Manufactured Products segment’s ongoing consolidation of certain manufacturing and service locations.
(3)Operating loss in the fourth quarter of 2023 also included $0.6 million, associated with the defense of certain Well Site Services segment patents related to proprietary technologies.

Oil States International, Inc. reported net income of $6.0 million, or $0.09 per share, and Adjusted EBITDA of $24.0 million for the fourth quarter of 2023 on revenues of $208.3 million. Reported fourth quarter 2023 net income included facility consolidation charges of $0.8 million ($0.7 million after-tax, or $0.01 per share) and patent defense costs of $0.6 million ($0.5 million after-tax, or $0.01 per share). These results compare to revenues of $194.3 million, net income of $4.2 million, or $0.07 per share, and Adjusted EBITDA of $23.4 million reported in the third quarter of 2023, which included facility consolidation charges of $1.6 million ($1.3 million after-tax, or $0.02 per share).
For the year ended December 31, 2023, the Company reported net income of $12.9 million, or $0.20 per share, and Adjusted EBITDA of $87.8 million on revenues of $782.3 million. The full-year 2023 results included facility consolidation charges of $2.5 million ($2.0 million after-tax, or $0.03 per share) and patent defense costs of $0.6 million ($0.5 million after-tax, or $0.01 per share). These results compare to a net loss of $9.5 million, or $0.15 per share, and Adjusted EBITDA of $74.0 million on revenues of $737.7 million reported in 2022. The 2022 results included a gain of $6.1 million ($4.6 million after-tax, or $0.07 per share) recognized in connection with the settlement of litigation.
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated,
“For the oil and gas industry, the year 2023 can be summarized as a year in which North American activity started to moderate, while international and offshore growth strengthened. Our fourth quarter results reflect those trends with our Offshore/Manufactured Products segment revenues growing 24% sequentially, boosted by a 39% sequential-quarter increase in project-driven revenues. This significant growth was substantially offset by the impact of declines in U.S. land-based completion activity due to an approximate 20% decline in the price of crude oil during the quarter along with continued weak natural gas prices. Despite the reduction in U.S. activity levels during 2023, Oil States reported positive operating and net income for a sixth consecutive quarter.
“We concluded the year with strong year-over-year revenue and Adjusted EBITDA growth, positive net income and free cash flow contributions, lower net debt and enhanced cash returns to stockholders.”
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore/Manufactured Products
Offshore/Manufactured Products reported revenues of $137.9 million – the segment’s highest revenue level since the fourth quarter of 2015, operating income of $25.2 million and Adjusted Segment EBITDA of $30.3 million in the fourth quarter of 2023, compared to revenues of $111 million, operating income of $17.8 million and Adjusted Segment EBITDA of $24.4 million reported in the third quarter of 2023. During the fourth and third quarters of 2023, the segment recorded charges of $0.8 million and $1.6 million, respectively, associated with the ongoing consolidation of certain manufacturing and service locations. Adjusted Segment EBITDA margin in the fourth quarter of 2023 was 22%, consistent with the third quarter of 2023.
Backlog totaled $333 million as of December 31, 2023, a decrease of $15 million, or 4%, from September 30, 2023 but an increase of $25 million, or 8%, from December 31, 2022. Fourth quarter 2023 bookings totaled $120 million, yielding a quarterly book-to-bill ratio of 0.9x and a full-year ratio of 1.1x. During the fourth quarter of 2023, the segment received a notable production facility project award exceeding $10 million.
Well Site Services
Well Site Services reported revenues of $51.2 million, an operating loss of $1.1 million and Adjusted Segment EBITDA of $5.9 million in the fourth quarter of 2023, compared to revenues of $59.8 million, operating income of $3.3 million and Adjusted Segment EBITDA of $9.7 million reported in the third quarter of 2023. During the fourth quarter of 2023, the segment recorded $0.6 million of costs associated with the defense of certain patents related to its proprietary technologies. Adjusted Segment EBITDA margin was 12% in the fourth quarter of 2023 compared to 16% in the third quarter of 2023 given year-end and holiday activity declines.
Downhole Technologies
Downhole Technologies reported revenues of $19.1 million, an operating loss of $6.7 million and an Adjusted Segment EBITDA loss of $2.9 million in the fourth quarter of 2023, compared to revenues of $23.4 million, an operating loss of $4.1 million and an Adjusted Segment EBITDA loss of $0.1 million reported in the third quarter of 2023. Included in the fourth quarter of 2023 results were provisions for excess and obsolete inventory totaling $1.3 million.

Corporate
Corporate operating expenses in the fourth quarter of 2023 totaled $9.5 million.
Interest Expense, Net
Net interest expense totaled $1.8 million in the fourth quarter of 2023, which included $0.5 million of non-cash amortization of deferred debt issuance costs.
Income Taxes
The Company recognized tax expense of $0.2 million on pre-tax income of $6.2 million during the fourth quarter of 2023. In the third quarter of 2023, the Company recognized tax expense of $0.2 million on pre-tax income of $4.4 million.
Cash Flows
During the fourth quarter of 2023, the Company generated cash flows from operations of $4.2 million and invested $7.3 million ($6.4 million net of proceeds from sales of property and equipment) in new equipment to support future growth.
The Company also repurchased 563 thousand shares of its common stock for $3.9 million during the fourth quarter of 2023. A total of $18.1 million remains available under the Company’s share repurchase authorization, which extends through February 2025.
Financial Condition
Cash on-hand decreased $5.8 million during the quarter, totaling $47.1 million at December 31, 2023. No borrowings were outstanding under the Company’s asset-based revolving credit facility (the “ABL Facility”) at December 31, 2023. Liquidity (cash plus borrowing availability) totaled $123.2 million at December 31, 2023, with amounts available to be drawn under the ABL Facility totaling $76.1 million. On February 16, 2024, the Company amended its ABL Facility to extend the maturity date to February 16, 2028.

Conference Call Information
The call is scheduled for February 20, 2024 at 10:00 a.m. Central Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other producing nations with respect to crude oil production levels and pricing, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the subsequently filed Quarterly Reports on Form 10-Q and Periodic Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Revenues:
Products	$123,444	$102,636	$101,027	$418,550	$385,564
Services	84,822	91,653	101,407	363,733	352,142
	208,266	194,289	202,434	782,283	737,706

Costs and expenses:
Product costs	97,291	80,188	81,606	328,815	307,371
Service costs	66,405	70,239	76,891	278,073	271,185
Cost of revenues (exclusive of depreciation and amortization expense presented below)	163,696	150,427	158,497	606,888	578,556
Selling, general and administrative expense(1)	22,400	24,241	25,074	94,185	96,038
Depreciation and amortization expense	14,569	15,416	15,865	60,778	67,334
Other operating income, net(2)	(229)	(1,985)	(275)	(2,732)	(7,127)
	200,436	188,099	199,161	759,119	734,801
Operating income	7,830	6,190	3,273	23,164	2,905

Interest expense, net	(1,811)	(1,928)	(2,333)	(8,189)	(10,280)
Other income, net	177	186	1,423	849	3,315
Income (loss) before income taxes	6,196	4,448	2,363	15,824	(4,060)
Income tax (provision) benefit	(233)	(236)	522	(2,933)	(5,480)
Net income (loss)	$5,963	$4,212	$2,885	$12,891	$(9,540)

Net income (loss) per share:
Basic	$0.09	$0.07	$0.05	$0.20	$(0.15)
Diluted	0.09	0.07	0.05	0.20	(0.15)

Weighted average number of common shares outstanding:
Basic	62,483	62,651	62,678	62,690	61,638
Diluted	63,004	63,060	62,768	63,152	61,638
________________
(1)Selling, general and administrative expense for the three months and year ended December 31, 2023 included $0.6 million of costs associated with the defense of certain Well Site Services segment patents related to proprietary technologies.
(2)Other operating income, net for the three months ended December 31, 2023 and September 30, 2023 and the year ended December 31, 2023 included facility consolidation charges of $0.8 million, $1.6 million and $2.5 million, respectively, associated with the Offshore/Manufactured Products segment’s ongoing consolidation and relocation of certain manufacturing and service locations. Other operating income, net for the year ended December 31, 2022 included a gain of $6.1 million related to the Offshore/Manufactured Products segment’s settlement of outstanding litigation against certain service providers.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,111	$42,018
Accounts receivable, net	203,211	218,769
Inventories, net	202,027	182,658
Prepaid expenses and other current assets	35,648	19,317
Total current assets	487,997	462,762

Property, plant, and equipment, net	280,389	303,835
Operating lease assets, net	21,970	23,028
Goodwill, net	79,867	79,282
Other intangible assets, net	153,010	169,798
Other noncurrent assets	23,253	25,687
Total assets	$1,046,486	$1,064,392

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$627	$17,831
Accounts payable	67,546	73,251
Accrued liabilities	44,227	49,057
Current operating lease liabilities	6,880	6,142
Income taxes payable	1,233	2,605
Deferred revenue	36,757	44,790
Total current liabilities	157,270	193,676

Long-term debt	135,502	135,066
Long-term operating lease liabilities	18,346	20,658
Deferred income taxes	7,717	6,652
Other noncurrent liabilities	18,106	18,782
Total liabilities	336,941	374,834

Stockholders’ equity:
Common stock	772	766
Additional paid-in capital	1,129,240	1,122,292
Retained earnings	284,918	272,027
Accumulated other comprehensive loss	(69,984)	(78,941)
Treasury stock	(635,401)	(626,586)
Total stockholders’ equity	709,545	689,558
Total liabilities and stockholders’ equity	$1,046,486	$1,064,392

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$12,891	$(9,540)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	60,778	67,334
Stock-based compensation expense	6,954	6,852
Amortization of deferred financing costs	1,798	1,886
Deferred income tax provision	226	2,020
Gains on disposals of assets	(4,075)	(2,856)
Gains on extinguishment of 1.50% convertible senior notes	—	(176)
Other, net	(1,001)	2,066
Changes in operating assets and liabilities, net of effect from acquired business:
Accounts receivable	17,132	(35,443)
Inventories	(19,793)	(17,364)
Accounts payable and accrued liabilities	(11,743)	18,183
Deferred revenue	(8,033)	1,554
Other operating assets and liabilities, net	1,441	(1,654)
Net cash flows provided by operating activities	56,575	32,862

Cash flows from investing activities:
Capital expenditures	(30,653)	(20,266)
Proceeds from disposition of property and equipment	5,253	5,877
Acquisition of business, net of cash acquired	—	(8,125)
Other, net	(186)	(211)
Net cash flows used in investing activities	(25,586)	(22,725)

Cash flows from financing activities:
Revolving credit facility borrowings	35,816	10,090
Revolving credit facility repayments	(35,816)	(10,090)
Repayment of 1.50% convertible senior notes	(17,315)	(8,450)
Payment of promissory note to seller of GEODynamics, Inc.	—	(10,000)
Other debt and finance lease repayments	(457)	(732)
Payment of financing costs	(128)	(105)
Purchases of treasury stock	(6,867)	—
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(1,948)	(1,002)
Net cash flows used in financing activities	(26,715)	(20,289)

Effect of exchange rate changes on cash and cash equivalents	819	(682)
Net change in cash and cash equivalents	5,093	(10,834)
Cash and cash equivalents, beginning of period	42,018	52,852
Cash and cash equivalents, end of period	$47,111	$42,018

Cash paid for:
Interest	$7,867	$8,339
Income taxes, net	1,263	534

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023(2)(3)	September 30, 2023(2)	December 31, 2022	December 31, 2023(2)(3)	December 31, 2022(4)
Revenues(1):
Offshore/Manufactured Products
Project-driven:
Products	$72,870	$45,527	$44,187	$189,739	$158,040
Services	32,875	30,391	27,254	112,742	98,968
	105,745	75,918	71,441	302,481	257,008
Military and other products	10,439	7,195	9,459	32,596	32,563
Short-cycle products	21,751	27,930	24,207	106,186	92,152
Total Offshore/Manufactured Products	137,935	111,043	105,107	441,263	381,723
Well Site Services	51,208	59,831	67,689	242,633	231,189
Downhole Technologies	19,123	23,415	29,638	98,387	124,794
Total revenues	$208,266	$194,289	$202,434	$782,283	$737,706

Operating income (loss):
Offshore/Manufactured Products	$25,152	$17,804	$12,258	$65,299	$45,268
Well Site Services	(1,102)	3,285	5,300	13,881	4,865
Downhole Technologies	(6,711)	(4,118)	(3,337)	(14,884)	(6,669)
Corporate	(9,509)	(10,781)	(10,948)	(41,132)	(40,559)
Total operating income	$7,830	$6,190	$3,273	$23,164	$2,905
________________
(1)The Company revised its supplemental disclosure of disaggregated revenue information in the second quarter of 2023. Prior-period disclosures of disaggregated revenue information were conformed with the current-period presentation.
(2)Operating income for the three months ended December 31, 2023 and September 30, 2023 and the year ended December 31, 2023 included facility consolidation charges of $0.8 million, $1.6 million and $2.5 million, respectively, associated with the Offshore/Manufactured Products segment’s ongoing consolidation and relocation of certain manufacturing and service locations.
(3)Operating income (loss) for the three months and the year ended December 31, 2023 included $0.6 million of costs associated with the defense of certain Well Site Services segment patents related to proprietary technologies.
(4)Operating income for the year ended December 31, 2022 included a gain of $6.1 million related to the Offshore/Manufactured Products segment’s settlement of outstanding litigation against certain service providers.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022

Net income (loss)	$5,963	$4,212	$2,885	$12,891	$(9,540)
Interest expense, net	1,811	1,928	2,333	8,189	10,280
Income tax provision (benefit)	233	236	(522)	2,933	5,480
Depreciation and amortization expense	14,569	15,416	15,865	60,778	67,334
Facility consolidation charges	825	1,649	—	2,474	—
Patent defense costs	577	—	—	577	—
Settlement of disputes with seller of GEODynamics, Inc.	—	—	—	—	620
Gains on extinguishment of 1.50% convertible senior notes	—	—	(19)	—	(176)
Adjusted EBITDA	$23,978	$23,441	$20,542	$87,842	$73,998
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, facility consolidation charges, patent defense costs and loss on settlement of disputes with the seller of GEODynamics, Inc., less gains on extinguishment of 1.50% convertible senior notes (the “2023 Notes”). Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2023	September 30, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Offshore/Manufactured Products:
Operating income	$25,152	$17,804	$12,258	$65,299	$45,268
Other income, net	44	68	693	358	638
Depreciation and amortization expense	4,274	4,921	4,800	18,510	20,451
Facility consolidation charges	825	1,649	—	2,474	—
Adjusted Segment EBITDA	$30,295	$24,442	$17,751	$86,641	$66,357

Well Site Services:
Operating income (loss)	$(1,102)	$3,285	$5,300	$13,881	$4,865
Other income, net	133	118	711	491	3,207
Depreciation and amortization expense	6,295	6,313	6,505	25,318	28,564
Patent defense costs	577	—	—	577	—
Adjusted Segment EBITDA	$5,903	$9,716	$12,516	$40,267	$36,636

Downhole Technologies:
Operating loss	$(6,711)	$(4,118)	$(3,337)	$(14,884)	$(6,669)
Other expense, net	—	—	—	—	(86)
Depreciation and amortization expense	3,834	4,030	4,379	16,314	17,628
Adjusted Segment EBITDA	$(2,877)	$(88)	$1,042	$1,430	$10,873

Corporate:
Operating loss	$(9,509)	$(10,781)	$(10,948)	$(41,132)	$(40,559)
Other income (expense), net	—	—	19	—	(444)
Depreciation and amortization expense	166	152	181	636	691
Settlement of disputes with seller of GEODynamics, Inc.	—	—	—	—	620
Gains on extinguishment of 1.50% convertible senior notes	—	—	(19)	—	(176)
Adjusted Segment EBITDA	$(9,343)	$(10,629)	$(10,767)	$(40,496)	$(39,868)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, facility consolidation charges, patent defense costs and loss on settlement of disputes with the seller of GEODynamics, Inc., less gains on extinguishment of the 2023 Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.